TERMINATION AGREEMENT

         This TERMINATION AGREEMENT (this "Agreement") is made and entered into this 15th day of June, 2006, by and between Coating Systems Laboratories, Inc., an Arizona corporation with offices at 211 East Chilton Drive, Chandler, Arizona 85225 ("CSL") and Electric Aquagenics Unlimited, inc., a Delaware corporation with offices at 1464 West 40 South, Suite 100, Lindon, Utah 84042 ("EAU").

                                 R E C I T A L S

         WHEREAS, on or about February 16, 2005 the parties entered into a License and Distribution Agreement (the "License and Distribution Agreement") whereby EAU agreed to act as an exclusive authorized distributor of CSL with respect to certain products developed, produced or manufactured by CSL;

         WHEREAS, on or about August 16, 2005 the parties entered into a Joint Venture Agreement (the "Joint Venture Agreement") pursuant to which they agreed to jointly form and operate a limited liability company for the purpose of developing, producing, manufacturing and selling certain products including the products covered by the License and Distribution Agreement; and

         WHEREAS, the parties desire to terminate the License and Distribution Agreement, the Joint Venture Agreement and any other agreement or understanding entered into in connection with the License and Distribution Agreement or the Joint Venture Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereby agree as follows:

         1. Termination of Agreements. The parties hereby agree that the License and Distribution Agreement, the Joint Venture Agreement, and each and every other agreement or understanding between the parties, whether written or verbal, that is referred to in, or connected with, the License and Distribution Agreement or the Joint Venture Agreement are hereby terminated effective as of the date of this Agreement, and are of no further force and effect.

         2. Past Due Payments. Within thirty (30) days of the date of this Agreement, EAU shall pay to CSL $2,482.64 representing outstanding royalties and $3,850.00 representing the payment of invoice no. 002513. Except as otherwise set forth in this paragraph, EAU shall have no obligation to make any payments to CSL pursuant to either the License and Distribution Agreement or the Joint Venture Agreement, and CSL hereby waives and forfeits its rights to any such payments.

         3. Counterparts; No Third Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same

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instrument. This Agreement shall become effective when all parties hereto shall have received a counterpart hereof signed by all other parties hereto. No provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

         4. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

         5. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                            COATING SYSTEMS LABORATORIES, INC.
                                            An Arizona corporation


                                            By:  /s/ William R. Peterson
                                               ---------------------------------
                                               William R. Peterson
                                               President


                                            ELECTRIC AQUAGENICS UNLIMITED, INC.
                                            A Delaware corporation


                                            By: /s/ Jay S. Potter
                                               ---------------------------------
                                               Jay S. Potter
                                               Interim Chief Executive Officer

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